EXHIBIT 23.1


HAUGEN, SPRINGER & CO.
Certified Public Accountants

9250 East Costilla Avenue               Robert S. Haugen, C.P.A.
Suite 150                               Charles K. Springer, C.P.A.
Englewood, Colorado 80012
(303) 799-6969
FAX (303) 799-6974



                      CONSENT OF INDEPENDENT AUDITORS
                      -------------------------------


The Board of Directors and Stockholders
Vari-L Company, Inc.


     We consent to the incorporation by reference of our report on the financial statements of Vari-L Company, Inc. (the "Company") as of December 31, 1996 and 1995 and for the years then ended to the Company's Registration Statement on Form S-8.


                                        /s/Haugen, Springer & Co.
                                        HAUGEN, SPRINGER & CO.


Janaury 27, 1998